UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            BELLAVISTA CAPITAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i (1) and 0-11
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
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[ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:


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--------------------------------------------------------------------------------


                    PROPOSED SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                            BELLAVISTA CAPITAL, INC.

                                 PROXY STATEMENT
                                       OF
                    BELLAVISTA CAPITAL, INC. (the "Company")


     THIS SOLICITATION IS BEING MADE ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  THE COMPANY.

The Board of Directors of BellaVista Capital, Inc. (the "Company") is seeking proxies from its shareholders to oppose the takeover of the Company by MacKenzie Patterson Fuller, LP and its officers (collectively "MPF"). MPF is seeking to call a special meeting to hold a shareholder vote to take complete control of the Company by amending the bylaws to increase the size of the board of directors to nine members, installing its officers as the nominees for positions constituting a majority of the new board, and approving an arrangement by which MPF will assume control of all asset management and administration of the Company, award itself an annual management fee equal to 2% of the asset value and award itself a stock option equal to 15% of the shares outstanding.

The Company's current Board of Directors is hereby soliciting your proxy to OPPOSE MPF's attempt to take over complete control of the Company and its Board of Directors, pay itself a 2% annual fee and award itself a 15% stock option. We are urging you to vote to (i) against the expansion of the Board to permit MPF to secure majority control; (iii\) against the election of the five MPF officers (four of the five are Patterson family members) to these newly created Board positions; and (iii) against appointment of MPF as the Company's exclusive asset manager and administrator.

If MPF should secure and submit valid proxies from shareholders who own a majority of the Company's outstanding common stock directing that the Company call a Special Meeting of the shareholders (the "Special Meeting"), then pursuant to its Bylaws, the Company's Secretary will call the Special Meeting for a date that is no earlier than 10 days and no later than 90 days after the date of the notice of the Special Meeting. The Special Meeting will be held at the principal office of BellaVista, which is located at 15700 Winchester Blvd, Los Gatos, California 95030.

You may execute and return the enclosed proxy, even if you have already executed and submitted a proxy to MPF. The later dated proxy will cancel and invalidate any earlier dated proxy. See "Voting of Shares - Voting Procedures" and "Revocability of Proxy" below.

THE BOARD IS SOLICITING YOUR PROXY IN THE EVENT THE PROPOSALS ARE MADE AT A SHAREHOLDER MEETING, TO VOTE AGAINST (I) AMENDMENT TO THE BYLAWS TO EXPAND THE BOARD OF DIRECTORS TO NINE MEMBERS, (II) APPOINTMENT OF FIVE MPF OFFICERSAS NOMINEES TO FILL THE NEW BOARD POSITIONS, AND (III) THE ENGAGEMENT OF MPF AS THE COMPANY'S SOLE ASSET MANAGER AND ADMINISTRATOR. IF A SPECIAL MEETING OF SHAREHOLDERS IS CALLED AND A QUORUM IS PRESENT AT THE MEETING, A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING VOTING IN FAVOR OF THESE PROPOSALS WILL BE NECESSARY TO ADOPT THE PROPOSALS.

If MPF does not obtain sufficient votes to call a Special Meeting, or if the meeting is called and the proposals are defeated by shareholder vote, the current Board of Directors and management will continue to direct the Company's operations. If no Special Meeting is called and MPF takes the necessary steps to including its proposals on the agenda of the next Annual Meeting of shareholders, the Board of Directors will vote the proxies solicited hereby as directed at the Annual Meeting.

We are mailing each registered shareholder a copy of this Proxy Statement on or about ______, 2009, and you can obtain the Proxy Statement, and any other relevant documents, for free at the SEC's web site or from the Company by calling Patti Wolf at (480) 563-3351.

MPF PROPOSALS

The Special Meeting

The proposed Special Meeting of shareholders is being sought by MPF for the sole purpose of a vote on its takeover proposals. The MPF takeover efforts have already caused the Company to expend substantial amounts of management time and to incur substantial costs (in excess of $70,000 prior to the publication of this proxy), and will continue to cause the expenditure of additional time and cost to oppose the MPF takeover. If the Special Meeting is held, the cost to the Company of holding the meeting is expected to exceed $5,000.

Expansion of the Board and Appointment of the MPF Nominees

MPF proposes to expand the Board to nine members and to fill the five new positions on the board of directors with MPF officers (four of the five are Patterson family members) in order to control a majority of the Board. MPF's nominees are Pat Patterson, Glen Fuller and Christine Simpson as Class III directors, Robert Dixon as a Class II director and Chip Patterson as a Class I director. The Class of each director determines the date of the annual meeting at which the term of office for that Class expires. Class III directors' terms will expire at the annual meeting in 2010, Class II at the annual meeting in 2011, and Class I at the annual meeting in 2012.

The Board strongly urges a vote against the expansion of the Board to nine members and a vote against each of the MPF officer nominees and is soliciting your proxy to vote AGAINST these proposals.

If no Special Meeting is called, then MPF may seek to vote any executed proxies they receive in favor of expansion of the board and election of the MPF nominees at the Company's next annual meeting following its fiscal year ended September 30, 2009, to be held in 2010. Accordingly, the Board is soliciting your proxy to vote to oppose such proposals at the next meeting of Shareholders, whether special or annual.

As discussed in the Board's correspondence with shareholders since the date MPF commenced its takeover efforts, the Board believes that (i) MPF has significantly misrepresented the potential benefits of granting it complete and total control over BellaVista's board, assets and operations; and (ii) MPF seeks to obtain such control for its own benefit and that of its many beneficial owners, and not for the benefit of the majority of BellaVista's shareholders. MPF is a private equity company owned and controlled by its five nominees for the Board, and has acquired Company shares for a number of its investor programs that have their own separate investment objectives and interests. MPF owns less than 12.5% of the Company's shares, and purchased those shares for prices ranging from $1.00 to $2.25 per share.

We believe that MPF's interests are not aligned with those of the vast majority of BellaVista's shareholders. We believe that MPF's primary interest lies in satisfying the investment and business objectives of its management and investors, and not in meeting the objectives of the approximately 88% of BellaVista's shareholders who purchased their shares at $10 per share. We believe that the majority of BellaVista's shareholders are best served by having the Company managed in a manner and with the objectives sought by the current Board who we believe, as long term fellow shareholders, have objectives and interests in common with the vast majority of shareholders.

Accordingly, we urge you to grant us your proxy to vote AGAINST the expansion of the Board and appointment of MPF officers to fill the newly created positions.

Appointment of MPF to Manage the Company's Assets and Operations

MPF's proposals include the proposal to appoint MPF as the sole manager of the Company's assets and administration. As we have addressed in detail in our correspondence, we believe MPF has made very misleading statements and misrepresentations in claiming that this management arrangement will result in significant cost savings and improved Company performance. We refer you to the detailed responses in our letters to these and other MPF claims. In their proxy materials, MPF includes only a one paragraph summary inserted near the end of the statement, describing the proposed management arrangement.

Set forth below is the substance of this single paragraph, with BellaVista's comments inserted in brackets, in boldface type and underlined, as [NOTE: with commentary from BellaVista's Board of Directors]:

MPF says that the management contract (the contents of which, with their complete control of the Board, would be determined in their sole discretion) will be "consistent with the following terms: (1) an anticipated commencement date of September 1, 2009; (2) a 1-year initial term with automatic 1-year renewals, unless either party [NOTE: "either party" is somewhat misleading, as MPF will control both parties] provides 90-day advance notice of termination;
(3) a base management fee equal to a fixed percentage fee equal to two percent (2%) of BellaVista's total assets on an annual basis [NOTE: who will calculate total assets, and who will determine whether to take actions that might increase or decrease this basis for the annual fee? MPF, of course] ; (4) reimbursement of extraordinary and property level expenses incurred on behalf of BellaVista, but not for typical administrative and overhead expenses [NOTE: based on this single loophole, MPF's continued representations of cost savings are inherently misleading; MPF will not absorb the property level expenses that they included in Company expenses when calculating cost savings, and will have full discretion to determine what expenses are "extraordinary"]; (5) MPF will provide BellaVista with all corporate services, including asset management, investment advisory, accounting, legal, investor relations, investor reporting, printing, mailing, and all other corporate overhead [NOTE: In other words, complete control of any and all aspects of the Company, as overseen by the MPF controlled board]; and
(7) BellaVista will grant MPF an option to acquire up to 15% of the stock of BellaVista at a strike price of $2.73 per Share, which price will be reduced by the amount of any dividends paid to shareholders (or shares repurchased) from and after the date of the management agreement." [NOTE: In other words, "we
(MPF) bought at $1 to $2.25 per share, and, as long as we (MPF) do nothing more than return to you the estimated current value of your shares, we (MPF) will immediately get 15% of the Company for $0 and immediately and significantly dilute the value of your shares." Is this in the best interests of nearly 88% of the shareholders who purchased at $10 a share?]

We would further point out that, even after numerous requests from the BellaVista Board of Directors, MPF has never provided any detailed business plan for its management of the Company to either the Bella Vista Board or to you, BellaVista's shareholders. This is in great contrast to the current BellaVista Board who have developed such a detailed business plan and update it annually for the shareholders. The Company's asset management and administration is currently provided for under a detailed contract between the Company and Cupertino Capital. This contract has been publicly disclosed and is available for all shareholders to review in its entirety. It was negotiated at arm's length by the Company with Cupertino Capital, an unaffiliated real estate investment firm, and approved by the independent Board of Directors.

By contrast, MPF proposes that you vote to give MPF control of the Board so that MPF can itself approve its non-arm's length contract for Company management and administration. MPF has given you nothing more than a brief outline of an agreement, copied above, as an indication of the terms and conditions of this proposed management arrangement. MPF may therefore be free to adopt unilaterally the terms and conditions it finds most favorable to its interests, once it has control of the BellaVista Board of Directors.

For the foregoing reasons, we urge you to give us your proxy to vote AGAINST the MPF proposed arrangement to assume complete control over management of the Company's assets and administration.

VOTING OF SHARES

Voting Procedures

BellaVista Capital, Inc.'s only class of voting securities is its common stock, par value $0.01 per share. Holders of its shares of common stock at the close of business on the record date will be entitled to notice of, and to vote at, the proposed Special Meeting, if the Special Meeting is called. The Special Meeting will be called if requests representing a majority of the outstanding shares are executed, submitted to the Company and not withdrawn before the Special Meeting is noticed by the Company. The record date would be established at time the Company delivers notice of the Special Meeting.

As of June 17, 2009, a total of 11,171,433 shares of the Company's common stock were outstanding. Each share of common stock outstanding on the record date and the date of the Special Meeting is entitled to one vote on each matter presented at the meeting.

The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the meeting. If a quorum is present, the affirmative vote of the majority of the shares present, in person or by proxy, at the meeting and entitled to vote is required for approval of all matters properly before the shareholders at the meeting. All shares present at the meeting, in person or by proxy, will be included to determine the quorum and to determine whether the required majority of the quorum has voted to approve any proposal.

The accompanying proxy will be voted in accordance with the shareholder's instructions on such proxy. Each shareholder may approve a vote against or in favor of the proposals to amend the bylaws to increase the size of the board, elect the MPF officer nominees, and approve the MPF exclusive management agreement. We do not anticipate that any other business will be conducted at the Special Meeting.

THE COMPANY'S BOARD URGES SHAREHOLDERS TO SIGN THE ENCLOSED RED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY AS DIRECTED.

If no direction is given on the proxy form, and you return the signed proxy to us, it will be voted AGAINST each of the proposals to expand the board, elect the MPF officer nominees, and approve the MPF management agreement.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Company's Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the Special Meeting and voting in person. In this regard, any shareholder who has executed and delivered a proxy to MPF may revoke such proxy by delivering a written statement to the Company's Secretary that the MPF proxy is revoked, by presenting the attached proxy with a later date than the MPF proxy to the Board, or by attending the Special Meeting and voting in person.

Additional Materials

A Form of Proxy is included with the mailing of this proxy statement. A copy of the Company's Form 10-KSB Annual Report for its fiscal year ended September 30, 2008, as filed with the Securities Exchange Commission on January 23, 2009, which includes the Company's audited financial statements for the fiscal year, as well as copies of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2008, will be furnished without charge to beneficial shareholders or shareholders of record upon request to BellaVista Capital, c/o Carmen Palenske, 15700 Winchester Boulevard, Los Gatos, CA 95030; or by calling Patti Wolf at (480) 563-3351.

SOLICITATION OF PROXIES

This solicitation is being made on behalf of the Company's Board of Directors. The costs of this solicitation by the Board of Directors will be borne by BellaVista Capital, Inc. Proxy solicitations will be made by mail or electronic mail. They also may be made by members of Company management by personal interview, telephone, facsimile transmission, and telegram. BellaVista Capital, Inc. does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $5,000, plus reasonable out-of-pocket expenses. Assuming no such third party solicitation costs are incurred, the total costs to the Company for this solicitation which will consist primarily of the legal, printing and mailing costs are expected to be approximately $9,500. Such costs represent only the costs of soliciting proxies and opposing the solicitation by MPF. They do not include substantial costs (all of such costs, including proxy solicitation, have exceeded $70,000 to date) otherwise incurred in responding to MPF's takeover demands commencing with its demand letter of March 17, 2009.

THE INCUMBENT BOARD OF DIRECTORS; PERSONS MAKING THIS SOLICITATION

The incumbent members of the Board of Directors are identified in the following table, including the class and expiration of their respective terms. The year of expiration in each case refers to the annual meeting of shareholders for the fiscal year ended September 30 of the stated calendar year.


Name                Position with the Company     Class and Term
----                -------------------------     --------------

William Offenberg   Chairman of the Board         III (term expires at the
                    and Chief Executive Officer   annual meeting of
                                                  shareholders for the
                                                  fiscal year ended
                                                  September 30, 2011)
Jeffrey Black       Director and Chief Financial  II (term expires at the
                    Officer                       annual meeting of
                                                  shareholders for the
                                                  fiscal year ended
                                                  September 30, 2010)
Patricia Wolf       Director and Corporate        II (term expires at the
                    Secretary                     annual meeting of shareholders
                                                  for the fiscal year
                                                  ended September 30, 2010)
Robert Puette       Director                      I (term expires at the
                                                  annual meeting of shareholders
                                                  for the fiscal year
                                                  ended September 30, 2009)

BENEFICIAL OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Capital Stock by Large Security Holders

The following table presents information regarding the beneficial ownership of the only known beneficial owners of in excess of 5% of our outstanding common shares.

                                                           Number      Percent
Title of Class  Name and Address of Beneficial Owner    of Shares     of Class
                                                       ------------ ------------
Common Stock    MacKenzie Patterson Fuller, LLC
                1640 School Street
                Moraga, California 94556                 1,390,046        12.44

                Jay Duncanson
                c/o Menlo Advisors
                800 Oak Grove Avenue
                Menlo Park, CA 94025                       658,735         5.90
                                                       ------------ ------------
                   Total                                 2,048,781        18.34
                                                       ============ ============


Beneficial Ownership of Capital Stock by Directors and Management

The following table presents information regarding the beneficial ownership of our capital stock as of June 17, 2009 of: (1) each of our directors and executive officers; and (2) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                   Number            Percent
Title of Class    Beneficial Owner              of Shares           of Class
                                        ------------------ -------------------
Common Stock      Robert Puette                   405,241                3.50
                  Jeffrey Black                   250,852                2.16
                  Patricia Wolf                   167,030                1.44
                  William Offenberg               107,404                   *
                                        ------------------ -------------------
                     Total                        930,527                8.03
                                        ================== ===================

  * Less than one percent of our outstanding capital stock.

OTHER BUSINESS

The Board of Directors knows of no other matters, which may be presented for shareholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

BY ORDER OF THE BELLAVISTA BOARD OF DIRECTORS


Los Gatos, California
____________, 2009

     Proxy to Vote at a Meeting of Shareholders of BellaVista Capital, Inc.

          THIS PROXY IS SOLICITED BY THE BELLAVISTA BOARD OF DIRECTORS

The undersigned appoints Patricia Wolf, corporate Secretary of BellaVista Capital, Inc., with full powers of substitution, to act as attorney and proxy for the undersigned to vote, as designated on this proxy, all shares of the Common Stock of BellaVista Capital, Inc. (the "Company") which the undersigned is entitled to vote at the next shareholder meeting (special or annual, whichever occurs first) or at any adjournments, postponements or rescheduling thereof (please check the desired box for each proposal):

1. Proposal No. 1 - Expansion of board of directors to nine members by amending bylaws

--------------------------------------------------------------------------------
|_| AGAINST expansion of the board of    |_| In favor of expansion of the board
    directors to nine members                of directors to nine members
--------------------------------------------------------------------------------

           THE BELLAVISTA BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                      EXPANSION OF THE BOARD OF DIRECTORS.
                       -----------------------------------

2. Proposal No. 2 - Election of five directors to fill vacancies created by the expansion of the board

--------------------------------------------------------------------------------
|_| AGAINST all nominees listed       |_| In favor of all nominees listed below
    below (you may strike out the name of any nominee to withhold authority to vote)
--------------------------------------------------------------------------------

       C. E. Patterson, as a Class II Director with a term expiring at the annual meeting in 2011
        Glen Fuller, as a Class III Director with a term expiring at the annual meeting in 2010
        Chip Patterson, as a Class I Director with a term expiring at the annual meeting in 2012
       Robert E. Dixon, as a Class II Director with a term expiring at the annual meeting in 2011
    Christine E. Simpson, as a Class III Director with a term expiring at the annual meeting in 2010

         THE BELLAVISTA BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
                             NOMINEES NAMED ABOVE.
                       -----------------------------------

3. Proposal No. 3 - Engagement of MPF for investment management services for an annual fee equal to 2% of BellaVista's assets

--------------------------------------------------------------------------------
|_| AGAINST engagement of MPF                     |_| In favor of engaging MPF
    as investment manager                             as investment manager
--------------------------------------------------------------------------------

         THE BELLAVISTA BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
                            MPF MANAGEMENT PROPOSAL

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS, AGAINST ALL OF THE THREE PROPOSALS SET FORTH ABOVE. THIS PROXY WILL BE VOTED BY

THE INDIVIDUAL NAMED IN THIS PROXY IN HER BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING AS OF THE DATE OF THE PROXY STATEMENT TO WHICH THIS PROXY IS ATTACHED.

The undersigned hereby acknowledges receipt of the Board of Directors' Proxy Statement dated June __, 2009, relating to the proposed Special Meeting. This proxy will remain valid for a period not to exceed one year from this date.


                                                 Dated: ___________, 2009


----------------------------------         ----------------------------------
Print Name                                 Signature


----------------------------------         ----------------------------------
Print Name                                 Signature

(Please date this proxy and sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing. Return the executed proxy in the envelope provided. If you have any questions, please contact Patti Wolf at (480) 563-3351.